EXHIBIT 99.1

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                                NO. 95-9517


NATIONAL CONVENIENCE STORES   )    IN THE DISTRICT COURT OF
INCORPORATED,                 )
                              )
          Plaintiff,          )    DALLAS COUNTY, T E X A S
                              )
V.                            )
                              )    JURY TRIAL DEMANDED
AFFILIATED COMPUTER SERVICES, )    -------------------
INC.,                         )
                              )
          Defendant.          )    _____ JUDICIAL DISTRICT


          PLAINTIFF'S ORIGINAL PETITION FOR DECLARATORY JUDGMENT
          ------------------------------------------------------

TO THE HONORABLE JUDGE OF SAID COURT:

     Plaintiff National Convenience Stores, Incorporated ("NCS"), files this its Original Petition for Declaratory Judgment pursuant to the Uniform Declaratory Judgments Act. Tex. Civ. Prac. & Rems. Code Section 37, seeking a declaration of the rights, status and obligations of the parties to an agreement dated December 28, 1992 between NCS and defendant Affiliated Computer Services, Inc. ("ACS"). In support of its petition for declaratory relief, plaintiff NCS shows the Court as follows:

                                    I.

                                  PARTIES
                                  -------

     1. Plaintiff NCS is a Delaware corporation, duly authorized to do business in Texas and having its principal place of business in Harris County, Texas. NCS owns and operates convenience stores under the Stop 'N' Go name.

     2. Defendant ACS is a Delaware corporation having its principal place of business in Dallas, Texas. It can be served through its agent for service of process, CT Corporation

PLAINTIFF'S ORIGINAL PETITION FOR DECLARATORY JUDGMENT - Page 1

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System, 350 N. St. Paul Street, Dallas, Texas 75201, or through any authorized agent for service of process. ACS provides various services including the operation of automatic teller machines ("ATM") in certain of NCS' stores.

     3. Because both NCS and ACS are citizens of the same state (Delaware) for purposes of 28 U.S.C. Section 1332, diversity of citizenship does not exist. Because diversity of citizenship does not exist, and because NCS does not assert claims arising under federal statues or raising federal questions, this action may not be removed to federal district court pursuant to 28 U.S.C. Section 1441.

                                    II.

                          JURISDICTION AND VENUE
                          ----------------------

     4. This court has jurisdiction pursuant to Tex. Civ. Prac. & Rems. Code Section 37.003(a).

     5. Venue is proper in this district pursuant to Tex. Civ. Prac. & Rems. Code Section 15.002, and the parties' contract specifies that this action shall be brought in Dallas County.

                                   III.

                            FACTUAL BACKGROUND
                            ------------------

     6. On December 28, 1992, NCS and ACS entered into a contract (effective December 1, 1992) relating to ACS' operation of ATM's in certain of NCS' convenience stores.

     7. The contract is for a three-year term, automatically renewable unless either party elects not to renew the arrangement. A party choosing not to renew the contract must give notice to the other party at least 120 days prior to the expiration of the three-year term.

     8. The contract provides that if NCS elects not to renew for some reason other than material default by ACS or NCS' dissatisfaction with ACS' performance under the contract, then

PLAINTIFF'S ORIGINAL PETITION FOR DECLARATORY JUDGMENT - Page 2

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ACS has certain rights to match any proposal received by NCS from a third-party to install ATM's in NCS stores. However, if NCS' non-renewal is because of ACS' material breach or NCS' dissatisfaction with ACS' performance, the contract provides ACS with no right to match a third party's proposal or otherwise require NCS to continue its business relationship with ACS.

     9. On July 28, 1995, which was more than 120 days prior to the expiration of the three-year contract term, NCS gave ACS timely and proper notice that NCS had decided not to renew the contract because of its dissatisfaction with ACS' performance under the contract.

     10. Since receiving the July 28 notice letter, ACS has claimed that NCS' notice of non-renewal because of dissatisfaction was somehow ineffective or improper.

     11. Since receiving the July 28 notice letter, ACS has claimed that, notwithstanding NCS' notice of non-renewal because of dissatisfaction, ACS is entitled under the contract to a period of 30 days in which to consider whether to match any alternative ATM agreement proposed to NCS.

     12. NCS has entered into an ATM agreement with NationsBank of Texas, N.A. ("NationsBank"). Because NCS elected not to renew its contract with ACS because of dissatisfaction with ACS' performance under the contract, ACS has no right to match the NationsBank proposal or in any way impeded or interfere with the new arrangement between NCS and NationsBank.

     13. ACS continues to claim that it has the right under the 1992 contract to match the NationsBank proposal and thereby require NCS to continuing doing business with ACS instead.

     14. ACS has indicated that it may bring litigation against NCS at some point.

PLAINTIFF'S ORIGINAL PETITION FOR DECLARATORY JUDGMENT - Page 3

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     15.  ACS' conduct creates an actual controversy that threatens to disrupt and interfere with the orderly transition by which ACS' ATM machines that now are in certain NCS stores will be replaced with machines provided by NationsBank under the new agreement.

                                    IV.

                           FIRST CAUSE OF ACTION
                           ---------------------

                          (DECLARATORY JUDGMENT)


     16. Plaintiff NCS seeks a declaration from this Court that NCS' 1992 contract does not obligate NCS to provide ACS with an opportunity to review and match the NationsBank proposal; and that ACS--regardless of any proposal ACS makes--is not entitled to continue its relationship with NCS beyond December 1, 1995.

     17. ACS' threats of legal action and its other conduct have created uncertainty and insecurity with respect to the rights, status and obligations of NCS and ACS under the 1992 agreement. Tex. Civ. Prac. & Rems. Code
Section 37.002 provides that this Court is to construe and administer the Uniform Declaratory Judgments Act liberally in order to afford relief from such uncertainty and insecurity.

     18. Pursuant to Tex. Civ. Prac. & Rems. Code Section 37.009, NCS requests that the Court award NCS its costs and reasonable and necessary attorneys fees as are equitable and just.

                                    V.

                             PRAYER FOR RELIEF
                             -----------------

     WHEREFORE, PREMISES CONSIDERED, plaintiff NCS requests that defendant ACS be cited to appear and answer herein, and that on final hearing plaintiff NCS have judgment for a declaration that NCS' July 28, 1995 notice of nonrenewal was effective, and that ACS has no rights under the 1992 contract to compel or require a continuation of its business relationship

PLAINTIFF'S ORIGINAL PETITION FOR DECLARATORY JUDGMENT - Page 4


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with NCS beyond the expiration of the 1992 contract on December 1, 1995.
Plaintiff NCS further requests that the Court award it all of its costs and its reasonable necessary attorneys fees, together with such other and further relief to which NCS may show itself to be justly entitled.

                                    VI.

                                JURY DEMAND
                                -----------

     Pursuant to Tex. Civ. Prac. & Rems. Code Section 37.007, plaintiff NCS demands a trial by jury on all issues so triable in this case.

                              Respectfully submitted,

                              SUSMAN GODFREY L.L.P.


                                 /s/ Neal S. Manne
                              --------------------------------------
                              Stephen D. Susman
                              TSB# 19521000

                              Neal S. Manne
                              TSB# 12937980

                              Eric J. Mayer
                              TSB# 13274675

                              1000 Louisiana Street, Suite 5100
                              Houston, Texas 77002-5096
                              Telephone (713) 651-9366
                              Facsimile (713) 653-7897

                              SUSMAN GODFREY L.L.P.
                              2323 Bryan Street, Suite 1400
                              Dallas, Texas 75201-2663
                              Telephone (214) 754-1900
                              Facsimile (214) 754-1933

                              Attorneys for Plaintiff
                              National Convenience Stores Incorporated

PLAINTIFF'S ORIGINAL PETITION FOR DECLARATORY JUDGMENT - Page 5